Exhibit 23.1
                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the use of our report dated December 15, 2000 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K, as amended.

/s/ Albrecht, Viggiano, Zureck & Company, P.C.

Hauppauge, New York
January 29, 2001